UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 1, 2010

Date of Report

Millstream Ventures, Inc.

Name of Registrant

Nevada	000-53167	87-0405708
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

374 East 400 South, Suite 3, Springville, Utah 84663

(Address of principal executive offices)

(801) 489-9438

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director.

On February 1, 2010 the sole director of Millstream Ventures, Inc. (the “Company”) elected Denny W. Nestripke as a director. At the same time the board of directors of the Company formed an audit committee and appointed Mr. Nestripke as the sole audit committee member and as the audit committee financial expert. Mr. Nestripke will be paid a director’s fee for his service on the audit committee.

Mr. Nestripke, was a former officer and director of the Company from February 2008 through October 2008, and has served as a consultant to the Company from October 2008 through December 2009. Mr. Nestripke, age 62, currently serves as a director and as the audit committee financial expert for Ring Energy, Inc., a company filing reports pursuant to the Securities Exchange Act of 1934. Since 2004 Mr. Nestripke has been a self-employed certified public accountant. In addition, from 2006 through 2009, he was employed part-time by Alpine Securities Corporation and held supervisory positions during portions of that time. He is currently not registered with any FINRA firm. Mr. Nestripke graduated from the University of Utah with a Bachelor Science degree in accounting in 1977 and subsequently graduated with a Master of Science degree in family ecology in 2005 from the same institution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millstream Ventures, Inc.

Date: February 1, 2010

/s/ Steven L. White

Steven L. White

Chief Executive Officer